For further information:         TRADED: NYSE (IEX)                            EX-99.1
Investor Contact:
William K. Grogan
Senior Vice President and Chief Financial Officer
(847) 498-7070

THURSDAY, APRIL 25, 2019

IDEX REPORTS FIRST QUARTER RESULTS;
DELIVERS Q1 OPERATING MARGIN OF 23.8 PERCENT AND RECORD EPS OF $1.44;
RAISES FULL YEAR EPS GUIDANCE

LAKE FOREST, IL, APRIL 25 - IDEX Corporation (NYSE: IEX) today announced its financial results for the three month period ended March 31, 2019.

First Quarter 2019 Highlights

•	Orders were up 4 percent overall and 6 percent organically

•	Sales were up 2 percent overall and 4 percent organically

•	Operating margin was 23.8 percent, up 120 bps

•	EPS was $1.44, up 12 percent

First Quarter 2019

Orders of $655.5 million were up 4 percent compared with the prior year period (+6 percent organic, +1 percent acquisition and -3 percent foreign currency translation).

Sales of $622.2 million were up 2 percent compared with the prior year period (+4 percent organic and -2 percent foreign currency translation).

Gross margin of 45.6 percent was up 40 basis points compared with the prior year period primarily due to price, productivity initiatives and volume leverage, partially offset by higher engineering investments across all three segments.

Operating income of $147.8 million resulted in an operating margin of 23.8 percent, up 120 basis points compared with the adjusted prior year period primarily due to gross margin expansion as well as lower amortization and variable compensation costs in 2019. Operating income drove EBITDA of $166.6 million which was 27 percent of sales and covered interest expense by 15 times.

Provision for income taxes of $26.7 million in the first quarter of 2019 resulted in an effective tax rate (ETR) of 19.5 percent, which was lower than the prior year period ETR of 24.0 percent primarily due to an increase in foreign tax credits, additional discrete tax expense in 2018 and the mix of global pre-tax income among jurisdictions.

Net income was $110.3 million which resulted in EPS of $1.44, an increase of 15 cents, or 12 percent, from adjusted prior year period EPS.

Cash from operations of $88.7 million led to free cash flow of $75.8 million, which was up 23 percent from the prior year period and 69 percent of net income. The increase in free cash flow was primarily due to increased earnings and favorable working capital partially offset by higher capital expenditures in the first quarter of 2019.

The Company repurchased 370 thousand shares of common stock for $51.7 million in the first quarter of 2019, at an average price of $139.82.

“Strong execution drove a solid start to the year for IDEX. First quarter organic orders and sales grew 6 and 4 percent, respectively. We generated $33 million of backlog during the quarter led by strong organic order growth of 10 percent in FMT and 9 percent in FSDP. Sales within most of our end markets remain strong, led by our industrial businesses. However, we continue to see softness in our agriculture and semiconductor markets, along with some volatility in our dispensing and MPT project-related businesses. Operating margin continues to be a great story, increasing 120 basis points with expansion across all three segments in the quarter. Overall, we delivered record first quarter EPS of $1.44, which was approximately 7 cents above the midpoint of our previous guidance, 2 cents of which was operational over achievement, with the remaining 5 cents due to a lower effective tax rate compared to our previous estimate.

We continue to invest in resources for our best organic growth opportunities. These investments are paying dividends as evidenced by 11 consecutive quarters of organic order expansion and 9 consecutive quarters of organic sales growth. M&A remains a key priority for the Company and our balance sheet is in a very good position to support the right opportunities. In the meantime, we keep deploying capital in line with our framework, with $33 million returned to shareholders through dividends, and we repurchased 370 thousand shares of our stock for approximately $52 million.

Taking into consideration our solid start to the year and favorability from tax, while keeping a cautious eye on the global economy, we are raising full year EPS guidance while maintaining our organic revenue projection. We now expect full year 2019 EPS of $5.70 to $5.85, with projected second quarter EPS of $1.47 to $1.50. Organic revenue growth expectation for both the second quarter and full year is 4 to 5 percent.”

Andrew K. Silvernail
Chairman and Chief Executive Officer

First Quarter 2019 Segment Highlights

Fluid & Metering Technologies

•	Sales of $242.5 million reflected a 4 percent increase compared to the first quarter of 2018 (+6 percent organic and -2 percent foreign currency translation).

•
Operating income of $71.9 million resulted in an operating margin of 29.6 percent, a 110 basis point increase compared to the adjusted prior year period primarily due to higher volume and productivity initiatives.

•	EBITDA of $77.3 million resulted in an EBITDA margin of 31.9 percent, a 100 basis point increase compared to the adjusted prior year period.

Health & Science Technologies

•	Sales of $225.3 million reflected a 2 percent increase compared to the first quarter of 2018 (+3 percent organic, +1 percent acquisition and -2 percent foreign currency translation).

•
Operating income of $54.2 million resulted in an operating margin of 24.0 percent, a 10 basis point increase compared to the adjusted prior year period primarily due to lower amortization, partially offset by higher engineering investments.

•
EBITDA of $63.4 million resulted in an EBITDA margin of 28.1 percent, a 120 basis point decrease compared to the adjusted prior year period primarily due to business mix and a negative impact from foreign currency.

Fire & Safety/Diversified Products

•	Sales of $156.2 million reflected a 2 percent decrease compared to the first quarter of 2018 (+1 percent organic and -3 percent foreign currency translation).

•	Operating income of $40.3 million resulted in an operating margin of 25.8 percent, a 90 basis point increase compared to the adjusted prior year period primarily due to productivity initiatives.

•
EBITDA of $43.3 million resulted in an EBITDA margin of 27.7 percent, a 190 basis point decrease compared to the adjusted prior year period primarily due to transaction gains included in Other (income) expense in the prior year period.

For the first quarter of 2019, Fluid & Metering Technologies contributed 39 percent of sales, 43 percent of operating income and 42 percent of EBITDA; Health & Science Technologies accounted for 36 percent of sales, 33 percent of operating income and 34 percent of EBITDA; and Fire & Safety/Diversified Products represented 25 percent of sales, 24 percent of operating income and 24 percent of EBITDA.

Non-U.S. GAAP Measures of Financial Performance
The Company supplements certain U.S. GAAP financial performance metrics with non-U.S. GAAP financial performance metrics in order to provide investors with better insight and increased transparency while also allowing for a more comprehensive understanding of the financial information used by management in its decision making. Reconciliations of non-U.S. GAAP financial performance metrics to their most comparable U.S. GAAP financial performance metrics are defined and presented below and should not be considered a substitute for, nor superior to, the financial data prepared in accordance with U.S. GAAP. There were no adjustments to U.S. GAAP financial performance metrics other than the items noted below.

•
Organic orders and sales are calculated excluding amounts from acquired or divested businesses during the first twelve months of ownership or divestiture and the impact of foreign currency translation.

•	Adjusted operating income is calculated as operating income plus restructuring expenses.

•	Adjusted operating margin is calculated as adjusted operating income divided by net sales.

•	Adjusted net income is calculated as net income plus restructuring expenses, net of the statutory tax expense or benefit.

•
EBITDA is calculated as net income plus interest expense plus provision for income taxes plus depreciation and amortization. We reconciled EBITDA to net income on a consolidated basis as we do not allocate consolidated interest expense or consolidated provision for income taxes to our segments.

•	Adjusted EBITDA is calculated as EBITDA plus restructuring expenses.

•	Free cash flow is calculated as cash flow from operating activities less capital expenditures.

Table 1: Reconciliations of the Change in Net Sales to Organic Net Sales

	Three Months Ended March 31, 2019
	FMT	HST	FSDP	IDEX
Change in net sales	4%	2%	(2)%	2%
- Net impact from acquisitions	—%	1%	—%	—%
- Impact from FX	(2)%	(2)%	(3)%	(2)%
Change in organic net sales	6%	3%	1%	4%

Table 2: Reconciliations of Reported-to-Adjusted Operating Income and Margin (dollars in thousands)

	Three Months Ended March 31,
	2019					2018
	FMT	HST	FSDP	Corporate	IDEX	FMT	HST	FSDP	Corporate	IDEX
Reported operating income (loss)	$71,866	$54,154	$40,328	$(18,566)	$147,782	$66,166	$51,806	$39,554	$(20,843)	$136,683
+ Restructuring expenses	—	—	—	—	—	143	1,059	100	340	1,642
Adjusted operating income (loss)	$71,866	$54,154	$40,328	$(18,566)	$147,782	$66,309	$52,865	$39,654	$(20,503)	$138,325

Net sales (eliminations)	$242,522	$225,290	$156,159	$(1,740)	$622,231	$232,333	$221,075	$159,173	$(257)	$612,324

Reported operating margin	29.6%	24.0%	25.8%	n/m	23.8%	28.5%	23.4%	24.8%	n/m	22.3%
Adjusted operating margin	29.6%	24.0%	25.8%	n/m	23.8%	28.5%	23.9%	24.9%	n/m	22.6%

Table 3: Reconciliations of Reported-to-Adjusted Net Income and EPS (in thousands, except EPS)

	Three Months Ended March 31,
	2019	2018
Reported net income	$110,268	$98,958
+ Restructuring expenses	—	1,642
+ Tax impact on restructuring expenses	—	(379)
Adjusted net income	$110,268	$100,221

	Three Months Ended March 31,
	2019	2018
Reported diluted EPS	$1.44	$1.27
+ Restructuring expenses	—	0.02
+ Tax impact on restructuring expenses	—	—
Adjusted diluted EPS	$1.44	$1.29

Diluted weighted average shares outstanding	76,284	77,739

Table 4: Reconciliations of EBITDA to Net Income (dollars in thousands)

	Three Months Ended March 31,
	2019					2018
	FMT	HST	FSDP	Corporate	IDEX	FMT	HST	FSDP	Corporate	IDEX
Reported operating income (loss)	$71,866	$54,154	$40,328	$(18,566)	$147,782	$66,166	$51,806	$39,554	$(20,843)	$136,683
- Other (income) expense - net	78	284	505	(1,007)	(140)	134	(597)	(3,621)	(365)	(4,449)
+ Depreciation and amortization	5,506	9,507	3,462	184	18,659	5,694	11,389	3,774	197	21,054
EBITDA	77,294	63,377	43,285	(17,375)	166,581	71,726	63,792	46,949	(20,281)	162,186
- Interest expense					10,921					11,000
- Provision for income taxes					26,733					31,174
- Depreciation and amortization					18,659					21,054
Reported net income					$110,268					$98,958

Net sales (eliminations)	$242,522	$225,290	$156,159	$(1,740)	$622,231	$232,333	$221,075	$159,173	$(257)	$612,324

Reported operating margin	29.6%	24.0%	25.8%	n/m	23.8%	28.5%	23.4%	24.8%	n/m	22.3%
EBITDA margin	31.9%	28.1%	27.7%	n/m	26.8%	30.9%	28.9%	29.5%	n/m	26.5%

Table 5: Reconciliations of EBITDA to Adjusted EBITDA (dollars in thousands)

	Three Months Ended March 31,
	2019					2018
	FMT	HST	FSDP	Corporate	IDEX	FMT	HST	FSDP	Corporate	IDEX
EBITDA	$77,294	$63,377	$43,285	$(17,375)	$166,581	$71,726	$63,792	$46,949	$(20,281)	$162,186
+ Restructuring expenses	—	—	—	—	—	143	1,059	100	340	1,642
Adjusted EBITDA	$77,294	$63,377	$43,285	$(17,375)	$166,581	$71,869	$64,851	$47,049	$(19,941)	$163,828

Adjusted EBITDA margin	31.9%	28.1%	27.7%	n/m	26.8%	30.9%	29.3%	29.6%	n/m	26.8%

Table 6: Reconciliations of Cash Flows from Operating Activities to Free Cash Flow (in thousands)

	Three Months Ended
	March 31,		December 31,
	2019	2018	2018
Cash flows from operating activities	$88,663	$71,729	$153,592
- Capital expenditures	12,875	10,009	16,233
Free cash flow	$75,788	$61,720	$137,359

Conference Call to be Broadcast over the Internet
IDEX will broadcast its first quarter earnings conference call over the Internet on Friday, April 26, 2019 at 9:30 a.m. CT. Chairman and Chief Executive Officer Andy Silvernail and Senior Vice President and Chief Financial Officer William Grogan will discuss the Company’s recent financial performance and respond to questions from the financial analyst community. IDEX invites interested investors to listen to the call and view the accompanying slide presentation, which will be carried live on its website at www.idexcorp.com. Those who wish to participate should log on several minutes before the discussion begins. After clicking on the presentation icon, investors should follow the instructions to ensure their systems are set up to hear the event and view the presentation slides, or download the correct applications at no charge. Investors will also be able to hear a replay of the call by dialing 877.660.6853 (or 201.612.7415 for international participants) using the ID #13684162.

Forward-Looking Statements
This news release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements may relate to, among other things, capital expenditures, acquisitions, cost reductions, cash flow, revenues, earnings, market conditions, global economies and operating improvements, and are indicated by words or phrases such as “anticipates,” “estimates,” “plans,” “expects,” “projects,” “forecasts,” “should,” “could,” “will,” “management believes,” “the Company believes,” “the Company intends,” and similar words or phrases. These statements are subject to inherent uncertainties and risks that could cause actual results to differ materially from those anticipated at the date of this news release. The risks and uncertainties include, but are not limited to, the following: economic and political consequences resulting from terrorist attacks and wars; levels of industrial activity and economic conditions in the U.S. and other countries around the world; pricing pressures and other competitive factors and levels of capital spending in certain industries, all of which could have a material impact on order rates and the Company's results, particularly in light of the low levels of order backlogs it typically maintains; the Company's ability to make acquisitions and to integrate and operate acquired businesses on a profitable basis; the relationship of the U.S. dollar to other currencies and its impact on pricing and cost competitiveness; political and economic conditions in foreign countries in which the Company operates; developments with respect to trade policy and tariffs; interest rates; capacity utilization and the effect this has on costs; labor markets; market conditions and material costs; and developments with respect to contingencies, such as litigation and environmental matters. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included in the Company’s most recent annual report on Form 10-K filed with the SEC and the other risks discussed in the Company’s filings with the SEC. The forward-looking statements included here are only made as of the date of this news release, and management undertakes no obligation to publicly update them to reflect subsequent events or circumstances, except as may be required by law. Investors are cautioned not to rely unduly on forward-looking statements when evaluating the information presented here.

About IDEX
IDEX is a global fluidics leader serving high growth specialized markets. We are best known for our expertise in highly engineered fluidics systems and components, as well as for our expertise in fire and safety products including the Jaws of Life® family of rescue and recovery tools. Our products touch lives every day. Whether it’s a life-saving rescue operation, dispensing fresh juice to a first grader or fueling aircraft, IDEX is a leader in creating enabling technology used in many of the most common everyday activities. For more information, please visit www.idexcorp.com. IDEX shares are traded on the New York Stock Exchange under the symbol “IEX”.

(Financial reports follow)

IDEX CORPORATION
Condensed Consolidated Statements of Operations
(in thousands except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2019	2018
Net sales	$622,231	$612,324
Cost of sales	338,397	335,672
Gross profit	283,834	276,652
Selling, general and administrative expenses	136,052	138,327
Restructuring expenses	—	1,642
Operating income	147,782	136,683
Other (income) expense - net	(140)	(4,449)
Interest expense	10,921	11,000
Income before income taxes	137,001	130,132
Provision for income taxes	26,733	31,174
Net income	$110,268	$98,958

Earnings per Common Share:
Basic earnings per common share	$1.46	$1.29
Diluted earnings per common share	$1.44	$1.27

Share Data:
Basic weighted average common shares outstanding	75,442	76,419
Diluted weighted average common shares outstanding	76,284	77,739

IDEX CORPORATION
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	March 31, 2019	December 31, 2018
Assets
Current assets
Cash and cash equivalents	$456,130	$466,407
Receivables - net	333,782	312,192
Inventories	298,327	279,995
Other current assets	40,989	33,938
Total current assets	1,129,228	1,092,532
Property, plant and equipment - net	271,920	281,220
Goodwill and intangible assets	2,067,148	2,081,282
Other noncurrent assets	83,164	18,823
Total assets	$3,551,460	$3,473,857

Liabilities and shareholders' equity
Current liabilities
Trade accounts payable	$160,594	$143,196
Accrued expenses	178,198	187,536
Short-term borrowings	455	483
Dividends payable	—	33,446
Total current liabilities	339,247	364,661
Long-term borrowings	848,437	848,335
Other noncurrent liabilities	308,544	266,221
Total liabilities	1,496,228	1,479,217
Shareholders' equity	2,055,232	1,994,640
Total liabilities and shareholders' equity	$3,551,460	$3,473,857

IDEX CORPORATION
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2019	2018
Cash flows from operating activities
Net income	$110,268	$98,958
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,660	10,183
Amortization of intangible assets	8,999	10,871
Amortization of debt issuance expenses	335	332
Share-based compensation expense	7,560	7,652
Deferred income taxes	3,027	(2,041)
Non-cash interest expense associated with forward starting swaps	1,588	1,632
Changes in (net of the effect from acquisitions):
Receivables	(21,402)	(30,816)
Inventories	(18,548)	(21,116)
Other current assets	(7,119)	16,881
Trade accounts payable	17,488	8,215
Accrued expenses	(24,606)	(27,273)
Other - net	1,413	(1,749)
Net cash flows provided by operating activities	88,663	71,729
Cash flows from investing activities
Purchases of property, plant and equipment	(12,875)	(10,009)
Proceeds from disposal of fixed assets	629	—
Other - net	(195)	(184)
Net cash flows used in investing activities	(12,441)	(10,193)
Cash flows from financing activities
Dividends paid	(33,446)	(28,945)
Proceeds from stock option exercises	8,870	6,590
Purchases of common stock	(50,797)	—
Shares surrendered for tax withholding	(11,479)	(10,750)
Settlement of foreign exchange contracts	—	6,618
Other	(129)	—
Net cash flows used in financing activities	(86,981)	(26,487)
Effect of exchange rate changes on cash and cash equivalents	482	1,974
Net increase (decrease) in cash	(10,277)	37,023
Cash and cash equivalents at beginning of year	466,407	375,950
Cash and cash equivalents at end of period	$456,130	$412,973

IDEX CORPORATION
Company and Segment Financial Information - Reported
(dollars in thousands)
(unaudited)

	Three Months Ended March 31, (a)
	2019	2018
Fluid & Metering Technologies
Net sales	$242,522	$232,333
Operating income (b)	71,866	66,166
Operating margin	29.6%	28.5%
EBITDA	$77,294	$71,726
EBITDA margin	31.9%	30.9%
Depreciation and amortization	$5,506	$5,694
Capital expenditures	3,230	4,674

Health & Science Technologies
Net sales	$225,290	$221,075
Operating income (b)	54,154	51,806
Operating margin	24.0%	23.4%
EBITDA	$63,377	$63,792
EBITDA margin	28.1%	28.9%
Depreciation and amortization	$9,507	$11,389
Capital expenditures	5,304	3,331

Fire & Safety/Diversified Products
Net sales	$156,159	$159,173
Operating income (b)	40,328	39,554
Operating margin	25.8%	24.8%
EBITDA	$43,285	$46,949
EBITDA margin	27.7%	29.5%
Depreciation and amortization	$3,462	$3,774
Capital expenditures	2,953	1,818

Corporate Office and Eliminations
Intersegment sales eliminations	$(1,740)	$(257)
Operating income (b)	(18,566)	(20,843)
EBITDA	(17,375)	(20,281)
Depreciation and amortization	184	197
Capital expenditures	1,388	186

Company
Net sales	$622,231	$612,324
Operating income	147,782	136,683
Operating margin	23.8%	22.3%
EBITDA	$166,581	$162,186
EBITDA margin	26.8%	26.5%
Depreciation and amortization (c)	$18,659	$21,054
Capital expenditures	12,875	10,009

IDEX CORPORATION
Company and Segment Financial Information - Adjusted
(dollars in thousands)
(unaudited)

		Three Months Ended March 31, (a)
		2019	2018
	Fluid & Metering Technologies
	Net sales	$242,522	$232,333
	Adjusted operating income (b)	71,866	66,309
	Adjusted operating margin	29.6%	28.5%
	Adjusted EBITDA	$77,294	$71,869
	Adjusted EBITDA margin	31.9%	30.9%
	Depreciation and amortization	$5,506	$5,694
	Capital expenditures	3,230	4,674

	Health & Science Technologies
	Net sales	$225,290	$221,075
	Adjusted operating income (b)	54,154	52,865
	Adjusted operating margin	24.0%	23.9%
	Adjusted EBITDA	$63,377	$64,851
	Adjusted EBITDA margin	28.1%	29.3%
	Depreciation and amortization	$9,507	$11,389
	Capital expenditures	5,304	3,331

	Fire & Safety/Diversified Products
	Net sales	$156,159	$159,173
	Adjusted operating income (b)	40,328	39,654
	Adjusted operating margin	25.8%	24.9%
	Adjusted EBITDA	$43,285	$47,049
	Adjusted EBITDA margin	27.7%	29.6%
	Depreciation and amortization	$3,462	$3,774
	Capital expenditures	2,953	1,818

	Corporate Office and Eliminations
	Intersegment sales eliminations	$(1,740)	$(257)
	Adjusted operating income (b)	(18,566)	(20,503)
	Adjusted EBITDA	(17,375)	(19,941)
	Depreciation and amortization	184	197
	Capital expenditures	1,388	186

	Company
	Net sales	$622,231	$612,324
	Adjusted operating income	147,782	138,325
	Adjusted operating margin	23.8%	22.6%
	Adjusted EBITDA	$166,581	$163,828
	Adjusted EBITDA margin	26.8%	26.8%
	Depreciation and amortization (c)	$18,659	$21,054
	Capital expenditures	12,875	10,009

(a)	Three month data includes the results of Finger Lakes Instrumentation (July 2018) in the Health & Science Technologies segment from the date of acquisition.
(b)	Segment operating income excludes unallocated corporate operating expenses which are included in Corporate Office and Eliminations.
(c)	Depreciation and amortization excludes amortization of debt issuance costs.